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                                                                   EXHIBIT 11.01



                       COMPUTATION OF NET INCOME PER SHARE

               IN ACCORDANCE WITH INTERPRETIVE RELEASE NO. 34-9083
                    (In thousands, except per-share amounts)


                                                          Three Months
                                                             Ended
                                                     ----------------------
                                                     Oct. 25,      Oct. 26,
                                                       1997          1996
                                                     --------      --------
PRIMARY EARNINGS PER SHARE:
Actual weighted average common shares
  outstanding for the period                          672,794       652,120

Weighted average shares assuming exercise of
  employees' stock options using average market
  price                                                31,596        30,798
                                                     --------      --------

Shares used in per-share calculations                 704,390       682,918
                                                     ========      ========

Net income applicable to primary income
  per share                                          $336,535      $180,942
                                                     ========      ========

Net income per share based on SEC Interpretive
  Release No. 34-9083                                $   0.48      $   0.26
                                                     ========      ========

FULLY DILUTED EARNINGS PER SHARE:
Actual weighted average common shares
  outstanding for the period                          672,794       652,120

Weighted average shares assuming exercise of
  employees' stock options using ending market
  price                                                32,577        30,973
                                                     --------      --------

Shares used in per-share calculations                 705,371       683,093
                                                     ========      ========

Net income applicable to fully diluted income
  per share                                          $336,535      $180,942
                                                     ========      ========

Net income per share based on SEC Interpretive
  Release No. 34-9083                                $   0.48      $   0.26
                                                     ========      ========

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(A)  These calculations are submitted in accordance with Securities Exchange Act of 1934 Release No. 34-9083.









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